UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2007

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Management and Key Individual Contributor Incentive Plan

On September 27, 2007, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Cirrus Logic, Inc. (the "Company") approved the 2007 Management and Key Individual Contributor Incentive Plan (the "Incentive Plan"). The Incentive Plan is designed to provide employees who are in a management or leadership position in the Company, or who are key individual contributors whose efforts potentially have a material impact on the Company’s performance, with incentives to improve the Company’s financial performance through the achievement of semi-annual performance goals.

Pursuant to the Incentive Plan, participants (including the Company’s Chief Executive Officer, Chief Financial Officer, and other executive officers) are eligible for semi-annual cash bonus payments. The Incentive Plan sets our Chief Executive Officer’s target bonus for a semi-annual period at 37.5% of his annual base salary, and certain other executive officers’ target bonuses for a semi-annual period, including our Chief Financial Officer’s target bonus, at 25% of their annual base salary. The target bonuses for other management and key individual contributors may range from 5% to 25% of their annual base salary, as determined by the Company’s Chief Executive Officer or such other person designated by the Company’s Chief Executive Officer. Payments are determined based on the achievement of certain operating profit margin and revenue growth goals set by the Company’s Compensation Committee prior to the commencement of each semi-annual period. These performance components are expected to be set such that participants will achieve their target bonuses when the Company’s operating profit margin and revenue growth goals are achieved. In determining the amount of a bonus payment for an individual participant, the Plan provides that the participant’s payment may be modified by a multiplier of between 0% and 120% based on the participant’s achievement of individual performance goals. Payments under the Incentive Plan may not exceed 250% of a participant’s target bonus for any applicable payout period.

If, in the event of a change of control of the Company, the Incentive Plan is not assumed or replaced with a comparable plan by the Company’s successor, each participant under the Incentive Plan will receive a pro rata cash payment for their target bonus, based upon the number of calendar days completed in the current semi-annual period, multiplied by an Incentive Plan pay-out percentage of 100%.

The Committee may amend, suspend or terminate the Incentive Plan at any time prior to payment of bonuses, provided that such amendment or termination shall not adversely impair a participant’s rights with respect to a semi-annual period that has already commenced.

The foregoing is a summary of the Incentive Plan and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Incentive Plan, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K and incorporated herein by reference.

2007 Executive Severance and Change of Control Plan

On September 27, 2007, the Committee also approved a restated version of the Executive Severance and Change of Control Plan (the "2007 Severance Plan"), which the Committee originally adopted and approved on July 27, 2007.

The Committee adopted certain changes to the 2007 Severance Plan prior to the October 1, 2007 effective date so that payments pursuant to the 2007 Severance Plan would qualify for the short-term deferral exception under Internal Revenue Code Section 409A. By qualifying for the short-term deferral exception, payments under the plan should not be subject to a 20% excise tax.

A summary of the material provisions of the 2007 Severance Plan was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2007. This summary inadvertently stated that, in the event an Eligible Executive (as defined in the 2007 Severance Plan) is involuntarily terminated other than for cause, such Eligible Executive’s base salary would continue for a period of up to 6 months (up to 12 months for the Company’s Chief Executive Officer) following termination, or until the Eligible Executive accepts employment elsewhere prior to the completion of the salary continuation period. Pursuant to the 2007 Severance Plan, an Eligible Executive’s base salary continues for the specified period, without regard to acceptance of employment elsewhere prior to completion of the salary continuation period. Except as set forth in this Item 5.02, the summary of the material provisions of the 2007 Severance Plan included with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2007 is unchanged, and is incorporated herein by reference

The foregoing is a description of the 2007 Severance Plan and is qualified in its entirety by the text of the 2007 Severance Plan, as restated, which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 2007 Management and Key Individual Contributor Incentive Plan, effective as of September 30, 2007

10.2 Executive Severance and Change in Control Plan, as restated on September 27, 2007, effective as of October 1, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

October 3, 2007	By:	Thurman K. Case

Name: Thurman K. Case
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	2007 Management and Key Individual Contributor Incentive Plan, effective as of September 30, 2007
10.2	Executive Severance and Change in Control Plan, as restated on September 27, 2007, effective as of October 1, 2007